Exhibit 10.3

RELEASE AND WAIVER

THIS RELEASE AND WAIVER (this “Termination Release”) is made and entered into by and among Richard J. Stockton (the “Executive”), Ashford Hospitality Advisors, LLC (the “Company”) and Ashford Inc. (“AINC”).

WHEREAS, the Company, AINC and the Executive entered into that certain Employment Agreement, dated November 14, 2016 (the “Original Agreement”), providing certain compensation and severance amounts upon the Executive’s termination of employment;

WHEREAS, the Company, AINC and the Executive entered into that certain Amended and Restated Employment Agreement, dated April 1, 2019 (the “2019 Agreement”);

WHEREAS, the Company, AINC, Braemar Hotels & Resorts Inc. (“Braemar”), Ashford Hospitality Trust, Inc., the Executive and Jordan Jennings entered into that certain Agreement Concerning Personal Relationship, dated February 15, 2022 (the “Personal Relationship Agreement”);

WHEREAS, the Company and the Executive entered into that certain First Amendment to Amended and Restated Employment Agreement, dated April 1, 2022 (the “2022 Agreement,” and together with the Original Agreement and the 2019 Agreement, the “Agreement”);

WHEREAS, the Executive has agreed, pursuant to the terms of the Agreement, to execute a release and waiver in the form set forth in this Termination Release in consideration of the Company’s agreement to provide the compensation and severance amounts upon the Executive’s termination of employment set out in the Agreement, and the termination by the Company and AINC of certain restrictive covenants contained in the Agreement;

WHEREAS, the Company, AINC and the Executive desire to settle all rights, duties and obligations among them, including without limitation all such rights, duties, and obligations arising under the Agreement or otherwise out of the Executive’s employment by the Company; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

NOW THEREFORE, intending to be legally bound and for good and valid consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             QUALIFYING TERMINATION PAYMENTS AND CONDITIONS. The Executive and the Company acknowledge and agree that the Date of Termination (as defined in the Agreement) is or will be November 10, 2026. Payment of the compensation and severance amounts contained in the Agreement is subject to Executive’s execution and non-revocation of this Termination Release and is due pursuant to the terms described in the Agreement. Consistent with the revocation period described below, no such payment will be due sooner than eight (8) days following the date that Executive executes the Termination Release.

2.             GENERAL RELEASE BY EXECUTIVE.

(a)            Except as set forth in Section 2(b) below, the Executive knowingly and voluntarily releases, acquits, covenants not to sue and forever discharges the Company, AINC and all the other Ashford-Related Entities, and its and their respective owners, parents, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, divisions and subsidiaries (collectively, the “Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, causes of action, suits, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured (collectively, the “Claims”), against them which the Executive or any of his heirs, executors, administrators, successors and assigns ever had, now has or at any time hereafter may have, own or hold by reason of any matter, fact, or cause whatsoever from the beginning of time up to and including the date of this Termination Release, including without limitation all claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, Texas Labor Code Section 21.001, et seq. (Texas Employment Discrimination); Texas Labor Code Section 61.001, et seq. (Texas Pay Day Act); Texas Labor Code Section 62.002, et seq. (Texas Minimum Wage Act); Texas Labor Code Section 201.001, et seq. (Texas Unemployment Compensation Act); Texas Labor Code Section 401.001, et seq., specifically Section 451.001 formerly codified as Article 8307c of the Revised Civil Statutes (Texas Workers’ Compensation Act and Discrimination Issues); and Texas Genetic Information and Testing Law, each as amended, or any other federal, state or local laws, rules, regulations, judicial decisions or public policies now or hereafter recognized. Expressly excluded from this Termination Release are Claims which cannot be waived by law, including any right to receive an award or “bounty” for information provided to any governmental agency (such as the Securities and Exchange Commission) in connection with protected whistleblowing activity.

(b)           The Executive represents that he has not filed or permitted to be filed against any of the Releasees, any complaints, charges or lawsuits with any court or governmental agency, arbitrator or self-regulatory body and covenants and agrees that he will not seek or be entitled to any personal recovery directly from any of the Releasees in any court or before any governmental agency, arbitrator or self-regulatory body arising out of any matters set forth in Section 2(a) hereof. The foregoing does not prevent the Executive from accepting an award or “bounty” from any governmental agency in connection with protected whistleblowing activity. Nothing herein shall prevent the Executive from seeking to enforce his rights under this Termination Release or the Agreement, including without limitation, the Executive’s right to receive his Accrued Obligations, Severance Payment, Pro-Rated Bonus and Other Benefits as set forth in Section 7(a) and Section 7(b) of the Agreement, and his rights under Section 12 of the Agreement. The parties have agreed that the Severance Payment is $5,524,000, which will be paid to the Executive within 30 days after the Date of Termination, and the Pro-Rated Bonus is $982,000, which will be paid to the Executive at the same time 2026 incentive bonuses are paid to the Company’s other senior executives. The Executive does not hereby waive or release (i) his rights to any benefits under the Company’s employee benefit plans to which he is or will be entitled pursuant to the terms of such plans in the ordinary course; (ii) any rights to indemnification, advancement of expenses or coverage under any directors’ and officers’ liability insurance policy that the Executive has under the Agreement (including Sections 5(e) and 14 thereof), any indemnification agreement, the governing documents of any of the Releasees, or applicable law with respect to his service as an officer, director or employee of the Company or any of the Ashford-Related Entities; or (iii) any rights under any employment, compensation, indemnification or other agreement or arrangement between the Executive and Braemar or any of its subsidiaries entered into on or after the Date of Termination.

3.             ADEA RELEASE BY EXECUTIVE. The Executive hereby completely and forever releases and irrevocably discharges the Releasees, from any and all Claims arising under the Age Discrimination in Employment Act (“ADEA”) on or before the date the Executive signs this Termination Release (the “ADEA Release”), and hereby acknowledges and agrees that: (i) this Termination Release, including the ADEA Release, was negotiated at arm’s length; (ii) this Termination Release, including the ADEA Release, is worded in a manner that the Executive fully understands; (iii) the Executive specifically waives any rights or claims under the ADEA; (iv) the Executive knowingly and voluntarily agrees to all of the terms set forth in this Termination Release, including the ADEA Release; (v) the Executive acknowledges and understands that any claims under the ADEA that may arise after the date of this Termination Release are not waived; and (vi) the rights and claims waived in this Termination Release, including the ADEA Release, are in exchange for consideration over and above anything to which the Executive was already entitled.

4.             GENERAL RELEASE BY COMPANY. The Company and AINC, on behalf of themselves and their affiliates, each do hereby fully, finally and completely release Executive from any and all Claims of any kind or nature arising out of the Executive’s employment with the Company arising from, relating to, or in any way connected with any facts or events occurring on or before the date of this Termination Release; provided, however, that the Executive is not released or discharged from his continuing obligations contained in this Termination Release or the Agreement.

5.             NON-DISPARAGEMENT. The Executive covenants and agrees he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or its affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing herein or in the Agreement shall preclude the Executive from making truthful statements or disclosures that are required by applicable law, regulation or legal process. The Company covenants and agrees that its directors, officers and other employees will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Executive or his family or his business or reputation; provided, however, the Company shall have no liability for any communication by its employees (other than its officers) that violates this non-disparagement clause, unless an officer of the Company is made aware of such communication and fails to take appropriate action to enforce this non-disparagement clause on behalf of the Company. Notwithstanding the foregoing, nothing herein or in the Agreement shall preclude the Executive or the Company or any of its affiliates or its or their officers and directors from (i) contacting, reporting to, communicating with, responding truthfully to an inquiry from, providing truthful information to, filing a charge or complaint with, cooperating with, making truthful statements under oath in connection with, or otherwise testifying or participating in any investigation, hearing, or other proceeding conducted by or before any federal or state law enforcement, governmental, or regulatory agency or body (such as the U.S. Department of Justice, the Securities and Exchange Commission, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, the U.S. Department of Labor, or another federal or state law enforcement, governmental, regulatory, or fair employment practices agency) regarding possible or alleged violations of law or unlawful acts in the workplace, or pursuant to applicable whistleblower statutes, and doing so in each instance without prior notice to or authorization from another party or (ii) making truthful statements or disclosures that are required by applicable law, regulation, or legal process.

6.             REAFFIRMATION OF CONTINUING OBLIGATIONS AS MODIFIED; TERMINATION OF CERTAIN AGREEMENT. The Company agrees that (i) the Executive’s continued service to or employment by Braemar in any capacity after the Date of Termination shall not be a violation of his obligations under Section 10(a) of the Agreement or any other similar agreement between the Company or an affiliate and the Executive that restricts the Executive’s service or employment after the Termination Date; (ii) his obligations under Section 10(b)(i) of the Agreement (as amended in Section 2 of the 2022 Agreement) shall not extend to employees or individual service providers of Braemar (or those persons who were employed or engaged by Braemar within the six months preceding the Date of Termination); and (iii) his obligations under Section 10(b)(ii) of the Agreement (as amended in Section 2 of the 2022 Agreement) shall not extend to Braemar’s business relationships with its current investors, financiers, or other capital providers. Except as modified in the preceding sentence, nothing in this Termination Release shall be deemed to affect or relieve the Executive from any continuing obligation contained in any other agreement with the Company or the Company’s rights with respect thereto. The Executive specifically acknowledges and reaffirms his continuing obligations to the Company under the Agreement (including, for the avoidance of doubt, the modifications to such restrictive covenants, terms and conditions set forth in Sections 2 and 3 of the 2022 Agreement) not modified in the first sentence of this paragraph. The Executive further acknowledges that this reaffirmation is material to this Termination Release, and the Executive acknowledges and agrees that his continuing non-competition and non-solicitation obligations under the Agreement as so modified are reasonable and enforceable and that he will not challenge or violate these covenants. The parties acknowledge and agree that the terms, conditions and restrictions of the Personal Relationship Agreement are terminated as of the Date of Termination.

7.             MODIFICATION; WAIVER. No modification or addition hereto or waiver or cancellation of any provision hereof shall be valid except by a writing signed by the party to be charged therewith. No delay on the part of any party to this Termination Release in exercising any right or privilege provided hereunder or by law shall impair, prejudice or constitute a waiver of such right or privilege.

8.             SEVERABILITY. If any provision contained in this Termination Release is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal or unenforceable had not been contained herein.

9.             COSTS. The parties hereto agree that each party shall pay its respective costs, including attorney’s fees, if any, associated with this Termination Release.

10.          FULLY UNDERSTOOD; PAYMENTS RECEIVED. By signing this Termination Release, the Executive acknowledges and affirms that he has read and understands the foregoing Termination Release, agrees to the terms of this Termination Release, and acknowledges receipt of a copy of this Termination Release. The Executive also hereby acknowledges and affirms the sufficiency of the compensation and severance amounts recited herein. The Executive further acknowledges that upon receipt of the compensation and severance amounts recited herein, he shall not be entitled to any further payment, compensation or remuneration of any kind from the Company, with respect to the Executive’s employment with the Company or otherwise.

11.           NO VIOLATIONS. As a material inducement for the Company to enter into this Termination Release, the Executive represents that: (i) he has not committed any act which is in violation of any federal or state law or regulation or the Company’s or any of the other Ashford-Related Entities’ personnel or conduct and ethics policies or which constitutes a breach of fiduciary duty; (ii) he has no knowledge that any of the Ashford-Related Entities (or their officers, directors or employees) have committed, any act which is in violation of any federal or state law or regulation or the Company’s or any of the other Ashford-Related Entities’ personnel or conduct and ethics policies, which constitutes a breach of fiduciary duty, or have acted in a manner which requires corrective action of any kind that has not already been taken; and (iii) he has not informed any of the Ashford-Related Entities of, and he is unaware of, any violations of any federal or state law or regulation or the Company’s or any of the other Ashford-Related Entities’ personnel or conduct and ethics policies or breach of fiduciary duty.

12.          [Intentionally Deleted].

13.          ENTIRE AGREEMENT. This Termination Release contains the entire agreement between the Executive, on one hand, and the Company and AINC, on the other hand, and supersedes any and all prior understandings or agreements with respect to the subject matter hereof, whether written or oral, except as set forth herein.

ACKNOWLEDGMENT. The Company hereby advises the Executive to consult with an attorney of his choosing prior to signing this Termination Release and the Executive hereby represents to the Company that he has been offered an opportunity to consult with an attorney prior to signing this Termination Release. The Company also hereby advises the Executive that Executive has up to twenty-one (21) days to consider and sign the Termination Release and up to seven (7) days after signing in which to revoke acceptance by giving notice to Ashford Hospitality Advisors, LLC, Attn: Jim Plohg – General Counsel, 14185 Dallas Parkway, Suite 1200, Dallas, TX 75254, by personal delivery or by mail postmarked no later than the seventh (7th) day after the Executive signs the Termination Release. If Executive does not so timely revoke his acceptance, this Termination Release shall become effective and enforceable. The Executive acknowledges and agrees that any changes in the terms of this Termination Release, whether material or immaterial, after the date upon which the Executive first received this Termination Release shall not affect or restart the above-referenced twenty-one (21)-day consideration period.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Termination Release as of the day and year first above written.

ASHFORD HOSPITALITY ADVISORS, LLC

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	Executive Vice President

Dated:	November 10, 2026

ASHFORD INC.

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	Executive Vice President

Dated:	November 10, 2026

EXECUTIVE:

/s/ Richard J. Stockton
RICHARD J. STOCKTON

Dated:	November 10, 2026

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